DYDX GROUP OF FUNDS, LLC
2121 AVENUE OF THE STARS, SUITE 1650
LOS ANGELES, CA 90067
TEL: 310-552-5222
FAX: 310-712-1780

VIA EMAIL

August 15, 2002

Mr. Michael J. Skellern
Chief Executive Officer
Universal Guardian Corporation
2424 S.E. Bristol Street, Suite 330
Newport Beach, CA 92660

Re: Capital Investment – Letter of Intent

Dear Mike:

It has been both enjoyable and educational for us in getting to know you, your colleagues and the business of Universal Guardian Corporation ("UGC"), over these past few weeks. This letter shall confirm our intention and desire to proceed further in our discussions with UGC toward the goal of structuring and concluding both a bridge loan and capital infusion for UGC.

Of course, before we complete any bridge loan or capital infusion, we will need to fully negotiate and execute the documentation we deem appropriate for each phase of the transaction. Such documentation will contain the essential terms set forth below, as well as additional detailed understandings and provisions consistent with such essential terms.

While we intend to diligently proceed toward the conclusion of a bridge loan and capital infusion for UGC, the delivery of this letter does not obligate either one of us to proceed with further negotiations or to complete the proposed transaction(s). Until such time as more formal written agreements are fully signed by all parties, no party is bound or obligated in any manner by this letter or the essential terms contained herein. The transactions contemplated by this letter are subject to the satisfactory completion of due diligence. Nothing in this letter constitutes either an offer to sell or an offer to purchase securities.

(cont'd)

SUMMARY OF ESSENTIAL TERMS

BRIDGE LOAN: $500,000 to be repaid upon first closing of Newco's PPM. Bridge loan principle and accrued interest (10% APR) to be paid upon closing of the investment. As the main consideration, the bridge loan investor will receive 50% of invested capital in Series A Convertible Preferred stock of Newco. For example, upon the close of the financing, the investor of $100,000 would receive repayment of the $100,000 of principle, plus accrued interest, plus $50,000 worth of Series A Preferred stock of Newco. UGC has requested that a portion of the bridge loan be released by August 31, 2002, with the balance to be funded no later than September 15, 2002.

BRIDGE LOAN PLACEMENT FEE: 7% of Bridge Loan paid as directed by Dydx Group of Funds. Placement fee to be segregated and available for payment at the time funds are received.

INVESTMENT AMOUNT: Minimum of $1,250,000 dollars total investment in the form of a private placement to be issued under a new Series A Preferred stock of Newco.

PLACEMENT FEE: 10% of the total private placement funds sourced by Dydx Group of Funds and paid as directed by Dydx Group of Funds. In addition, 10% of the total private placement funds sourced by Dydx Group of Funds shall be paid in warrants to purchase Series A Preferred stock of Newco. Reimbursement of out-of-pocket expenses.

INVESTORS: Investor groups sourced by Dydx Group of Funds and its affiliates.

SECURITIES TO BE PURCHASED: Series A Convertible Preferred Stock at $.xx per share with strong floors and conversion at 15% to 20% of market at time of conversion, with piggyback registration rights. A ceiling will be set for this security. [Needs further discussion.]

USE OF PROCEEDS: To finance expansion and growth, working capital and other general corporate needs.

(cont'd)

DIVIDENDS: 6% APR Payment in Kind ("PIK") will be distributed semi-annually in the form of Series A Preferred stock of Newco.

CONDITIONAL REQUIREMENT: Completion of all or any portion of a bridge loan shall be expressly conditioned on UGC's agreement to complete a reverse takeover merger into a public entity supplied by Dydx Group of Funds.

NEWCO BOARD SEATS: Five total seats. One board seat elected by either Newco Series A Preferred shareholders or Dydx Group of Funds. Four Board seats elected by UGC.

LIQUIDATION PREFERENCE: It will rank senior to all other classes of stock.

NON-DILUTED OWNERSHIP: On a non-diluted basis, Newco's post-closing ownership structure will be as follows:

	Shares	Percentage
Management/ Founders & all classes of issued stock common	11,000,000	75.00%
Series A Pfd Stock & Series A Warrants	To Be Priced	
Existing Shareholders of public entity	3,666,670	25.00%
Totals	14,666,670	100.00%

(cont'd)

DILUTED OWNERSHIP:

On a diluted basis, Newco's post-closing ownership structure will be as follows:

	Shares	Percentage
ISOP/ granted but vested on performance	2,588,235	15.00%
Management/ Founders & all classes of issued stock common	11,000,000	63.74%
Series A Pfd Stock & Series A Warrants	To Be Priced	
Existing Shareholders of public entity	3,666,670	21.26%
Dydx Warrants	500,000 @ $1.20 500,000 @ $1.50 500,000 @ $1.75	
Totals	17,254,905	100.02%

WHOLLY-OWNED SUBSIDIARY:

Harbour, Inc., becoming a wholly-owned subsidiary of UGC is a condition precedent to completing the reverse takeover.

Best regards,

DYDX GROUP OF FUNDS, LLC

By: ______________________
Nikolas Konstant, Managing Member

UNDERSTOOD AND ACKNOWLEDGED

UNIVERSAL GUARDIAN CORPORATION

By: ______________________
Michael J. Skellern,
Chief Executive Officer